Exhibit 15

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

February 5, 2019

Commissioners:

We are aware that our report dated April 25, 2018 on our review of interim financial information of Ford Motor Credit Company LLC for the three month periods ended March 31, 2018 and 2017 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2018 is incorporated by reference in its Registration Statement on Form S-3 dated February 5, 2019.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan